UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On February 21, 2024, Ms. Cheemin Bo-Linn notified the Board of Directors (the “Board”) of Flux Power Holdings, Inc. (the “Company”) of her decision to not stand for re-election at the Company’s next annual meeting of shareholders, scheduled to be held on April 18, 2024 (the “Annual Meeting”). Ms. Bo-Linn will serve out the remainder of her terms, which will expire at the Annual Meeting. Ms. Bo-Linn’s decision to not stand for re-election was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices. As a show of appreciation for Ms. Bo-Linn’s services as a director to the Company, the Board approved to accelerate the vesting of 18,561 unvested restricted stock units, effective as of date of the Annual Meeting.

(b) On February 16, 2024, the Company and Mr. Charles Scheiwe agreed to the stepping down of Mr. Scheiwe as the Company’s Chief Financial Officer and Secretary, including all positions with the Company and Flux Power, Inc., a wholly-owned subsidiary of the Company (“Flux”) and transitioning to a consultant for the Company (“the “Transition”), effective March 1, 2024 (the “Separation Date”).

Through the Separation Date, Mr. Scheiwe will be entitled to continue to receive his current salary. In addition, in connection with the Transition, the Board approved the accelerated vesting of unvested portions of outstanding awards previously granted to Mr. Scheiwe under the Company’s 2014 Equity Incentive Plan and 2021 Equity Incentive Plan (the “2021 Plan”).

In connection with the Transition, the Company and Mr. Scheiwe will enter into a Separation and Release Agreement (the “Separation Agreement”), under which Mr. Scheiwe will be entitled to: (i) cash severance of $205,200, which is an amount equal to 12 months of Mr. Scheiwe’s base salary in effect as of the Separation Date, (ii) a one-time payment of $22,840.68, less required withholdings, to cover the COBRA premiums for COBRA continuation coverage for a period of twelve (12) months following the Separation Date, and (iii) provided that Mr. Scheiwe timely elects and enrolls in the life insurance continuation coverage, reimbursement for an amount equal to twelve (12) months of such life insurance continuation coverage. The Separation Agreement additionally includes a customary general release of claims by Mr. Scheiwe in favor of the Company and certain related parties.

To facilitate the Transition, the Company and Mr. Scheiwe will enter into a consulting agreement (the “Consulting Agreement”) for a term of 12 months beginning on March 4, 2024 and ending March 3, 2025. Under the Consulting Agreement, Mr. Scheiwe (i) will provide certain consulting services to the Company at an hourly rate of $150, and (ii) will be entitled to reimbursement for reasonable expenses incurred in performing the consulting services. Either the Company or Mr. Scheiwe may terminate the Consulting Agreement by providing at least 30 days’ prior notice to the other party. In the event of such termination, Mr. Scheiwe will be entitled to receive all earned but unpaid consulting fees as of the date of termination, but will have no further rights to payment of any consulting fees or other compensation. The Consulting Agreement also includes customary confidentiality and non-solicitation provisions.

The foregoing description of the Separation Agreement and Consulting Agreement are subject to, and qualified in its entirety to the terms of the form of Separation Agreement and form of Consulting Agreement, which are attached hereto as Exhibits 10.1 and 10.2 respectively to this Current Report on Form 8-K and incorporated by reference herein.

(c) On February 22, 2024, as a result of Mr. Scheiwe’s stepping down in connection with the Transition, the Board appointed Mr. Kevin S. Royal as Chief Financial Officer and Corporate Secretary, to be effective March 4, 2024.

Kevin S. Royal. Mr. Royal has over 20 years of experience with publicly traded companies, leading Finance, Accounting, IT, HR, Legal, Investor Relations, and M&A. Since 2023, Mr. Royal has served as a consultant for MCA Financial group. Prior to joining the Company, Mr. Royal served as Executive Vice President and Chief Financial Officer of Zovio Inc. (f/k/a Bridgepoint Education, Inc.) from October 2015 until September 2022. Mr. Royal also previously served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Maxwell Technologies, Inc., a developer, manufacturer and marketer of energy storage and power delivery solutions from April 2009 to May 2015. Mr. Royal has held a series of senior finance positions, including appointments as senior vice president and chief financial officer within the semiconductor industry. Mr. Royal has also served as an auditor for 10 years with Ernst & Young LLP, where he became a certified public accountant. Mr. Royal received his Bachelor of Business Administration in Accounting from Harding University and is a Certified Public Accountant in the State of California (inactive).

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In connection with Mr. Royal’s appointment as Chief Financial Officer and Corporate Secretary, the Company entered into an employment agreement with Mr. Royal, which provides for an annual base salary of $330,000, effective March 4, 2024 (the “Employment Agreement”). The Employment Agreement includes terms relating to change in control, termination, severance, benefits and the acceleration of vesting of options and restricted stock units upon certain events. In addition, Mr. Royal will be eligible for a 60% cash bonus, as a percentage of base salary, and incentive stock options to purchase up to 55,000 shares of the Company’s common stock (the “Options”) under the 2021 Plan. The Options will be subject to the terms and conditions provided in the form of Incentive Stock Option Agreement under the 2021 Plan (the “2021 Option Agreement”), will have an exercise price based on the Company’s 10-day volume weighted average price on the grant date, and will expire ten (10) years from the grant date and vest in four (4) equal annual installments commencing one year after the grant date.

The foregoing summary of the Employment Agreement and Options are subject to, and qualified in its entirety to the terms set forth in the Employment Agreement, attached hereto as Exhibit 10.3, and the 2021 Option Agreement, which is filed as Exhibit 4.6 on Form S-8 (File No. 333-267974) filed with SEC on October 21, 2022, and are incorporated herein by reference to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Exhibit Description
10.1	Form of Separation and Release Agreement (Charles Scheiwe)
10.2	Form of Consulting Agreement (Charles Scheiwe)
10.3	Employment Agreement (Kevin S. Royal)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated: February 23, 2024

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